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                                                                    EXHIBIT 23.3



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference of our firm under the caption "Experts" and to the incorporation of our report dated September 3, 2004 for the audited balance sheets of Vestin Fund II, LLC as of June 30, 2004 and 2003, and the related statements of income, members' equity, and cash flows for the years ended June 30, 2004 and 2003, included in Amendment No. 1 to the Registration Statement dated July 7, 2005 (Form S-4).

/s/ Moore Stephens Wurth Frazer And Torbet, LLP

Orange, California
July 7, 2005